                                                                    EXHIBIT 11.1

                        MICROELECTRONIC PACKAGING, INC.
               COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE

                                                    Three months ended September 30,         Nine months ended September 30,
                                                    --------------------------------         -------------------------------
                                                         1997               1996                1997                1996
                                                    ------------         -----------         -----------          ----------
PRIMARY NET INCOME (LOSS) PER SHARE:
Net income (loss)                                    $   140,000         $ (722,000)         $(9,292,000)         $  453,000
                                                     -----------         ----------          -----------          ----------
Weighted average shares outstanding:
  Shares outstanding from beginning of period         10,793,000          5,559,000            6,991,000           4,660,000
  Conversion of $1.9 million of debentures
   into 3,801,786 shares of common stock                                                       3,224,000
  Sale of 842,058 shares to Transpac                                                                                 581,000
  Other shares issued during the period                                      63,000                                   46,097
  Common equivalents - options to directors,
   officers and employees, net of treasury
   shares                                                193,000                                                     206,000
                                                     -----------         ----------          -----------          ----------
Weighted average common and common
 equivalent shares outstanding                        10,986,000          5,622,000           10,215,000           5,493,000
                                                     ===========         ==========          ===========          ==========
Primary net income (loss) per common share           $      0.01         $    (0.13)         $     (0.91)         $     0.08
                                                     ===========         ==========          ===========          ==========
FULLY DILUTED NET INCOME (LOSS) PER SHARE:
Net income (loss)                                    $   140,000         $ (722,000)         $(9,292,000)         $  453,000
                                                     -----------         ----------          -----------          ----------
Weighted average shares outstanding:

  Shares outstanding from beginning of period         10,793,279          5,559,000            6,991,493           4,660,093
  Conversion of $1.9 million of debentures
   into 3,801,786 shares of common stock                                                       3,224,000
  Sale of 842,058 shares to Transpac                                                                                 581,000
  Other shares issued during the period                                      63,000                                   46,097
  Common equivalents - options to directors,
   officers and employees, net of treasury
   shares                                                246,441                                                     208,000
                                                     -----------         ----------          -----------          ----------
Weighted average common and common
 equivalent shares outstanding                        11,039,720          5,622,000           10,215,000           5,495,000
                                                     ===========         ==========          ===========          ==========
Fully diluted net income (loss) per common
 share                                               $      0.01         $    (0.13)         $     (0.91)         $     0.08
                                                     ===========         ==========          ===========          ==========